Exhibit 19.1

DYNE THERAPEUTICS, INC.

Insider Trading Policy

1.
Background and purpose
1.1
Why Have We Adopted This Policy?

The federal securities laws prohibit any member of the Board of Directors (a “Director”), officer (as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934 (the “Exchange Act”), an “executive officer”) or employee of Dyne Therapeutics, Inc. (together with its subsidiaries, the “Company”), as well as agents of the Company owing duties of confidentiality to the Company, from purchasing or selling Company securities on the basis of material nonpublic information concerning the Company, or from tipping material nonpublic information to others. These laws impose severe sanctions on individuals who violate them. In addition, the U.S. Securities and Exchange Commission (the “SEC”) has the authority to impose large fines on the Company and on the Company’s Directors, executive officers and controlling stockholders if the Company’s employees or agents engage in insider trading and the Company has failed to take appropriate steps to prevent it (so-called “controlling person” liability).

This insider trading policy is being adopted in light of these legal requirements, and with the goal of helping:

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prevent inadvertent violations of the insider trading laws;
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avoid embarrassing proxy disclosure of reporting violations by persons subject to Section 16 of the Exchange Act;
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promote compliance with the Company’s obligation to publicly disclose information related to its insider trading policies and practices and the use of certain trading arrangements by Company insiders;
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avoid even the appearance of impropriety on the part of those employed by, or associated with, the Company;
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protect the Company from controlling person liability; and
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protect the reputation of the Company, its Directors, its employees and its agents.

As detailed below, this policy applies to family members and certain other persons and entities with whom Directors, employees and agents have relationships. However, nothing in this policy is applicable to transactions by the Company itself.

CONFIDENTIAL: This document is proprietary, and its contents are the exclusive property of Dyne Therapeutics Inc.

1.2
What Type of Information is “Material”?

Information concerning the Company is considered material if there is a substantial likelihood that a reasonable shareholder would consider the information important in making a decision to buy or sell the Company’s securities. Stated another way, there must be a substantial likelihood that a reasonable shareholder would view the information as having significantly altered the “total mix” of information available about the Company. Material information can include positive or negative information about the Company. Information concerning any of the following subjects, or the Company’s plans with respect to any of these subjects, would often be considered material:

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the Company’s liquidity, cash burn rate, revenues, earnings or losses (including forecasts);
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a significant merger or acquisition involving the Company;
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a significant licensing or collaboration agreement, or serious discussions regarding such an agreement;
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a significant change in management or the Board of Directors;
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information concerning upcoming U.S. Food and Drug Administration actions or other significant regulatory developments, including significant new clinical trial results or a significant product recall;
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information concerning the Company’s ongoing and planned clinical trials and preclinical studies, including the timing of and findings and data from such trials and studies;
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the public or private sale of a significant amount of securities of the Company;
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the Company’s decision to commence or terminate the payment of cash dividends;
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the establishment of a program to repurchase securities of the Company;
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a stock split;
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a default on outstanding debt of the Company or a bankruptcy filing;
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a new product release or a significant development, invention or discovery;
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the loss, delay or gain of a significant contract, sale or order or other important development regarding customers, collaborators or suppliers;
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a significant operational issue or investigation of a potential such issue, including cybersecurity incidents and product defects;

CONFIDENTIAL: This document is proprietary, and its contents are the exclusive property of Dyne Therapeutics Inc.

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any litigation or dispute to which the Company may be a party;
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a conclusion by the Company or a notification from its independent auditor that any of the Company’s previously issued financial statements should no longer be relied upon; or
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a change in or dispute with the Company’s independent auditor.

This list is illustrative only and is not intended to provide a comprehensive list of circumstances that could give rise to material information.

1.3
When is Information “Nonpublic”?

Information concerning the Company is considered nonpublic if it has not been disseminated in a manner making it available to investors generally.

Information will generally be considered nonpublic unless (1) the information has been disclosed in a press release, in a public filing made with the SEC (such as a Report on Form 10-K, Form 10-Q or Form 8-K), or through a news wire service or daily newspaper of wide circulation, and (2) a sufficient amount of time has passed so that the information has had an opportunity to be digested by the marketplace.

2.
PROHIBITIONS RELATING TO TRANSACTIONS IN THE COMPANY’S SECURITIES
2.1
Covered Persons. This Section 2 applies to:
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all Directors;
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all employees;
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such other agents of the Company as are designated from time to time by the Board of Directors or the Chief Executive Officer as being subject to this Section 2 (the “Designated Agents”);
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all family members of Directors, employees or Designated Agents who share the same address as, or are financially dependent on, the Director, employee or Designated Agent and any other person who shares the same address as the Director, employee or Designated Agent (other than (x) an employee or tenant of the Director, employee or Designated Agent or (y) another unrelated person whom the Chief Executive Officer determines should not be covered by this policy); and
•
all corporations, limited liability companies, partnerships, trusts or other entities controlled by any of the above persons, unless the entity has implemented policies or procedures designed to ensure that such person cannot influence transactions by the entity involving Company securities.

CONFIDENTIAL: This document is proprietary, and its contents are the exclusive property of Dyne Therapeutics Inc.

2.2
Prohibition on Trading While Aware of Material Nonpublic Information.
(a)
Prohibited Activities. Except as provided in Section 2.2(b), no person or entity covered by Section 2 may:
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purchase, sell or donate any securities of the Company while he or she is aware of any material nonpublic information concerning the Company or recommend to another person that they do so;
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tip or otherwise disclose to any other person any material nonpublic information concerning the Company if such person may misuse that information, such as by purchasing or selling Company securities or tipping that information to others;
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purchase, sell or donate any securities of another company while he or she is aware of any material nonpublic information concerning such other company which he or she learned in the course of his or her service as a Director, employee or agent of the Company or recommend to another person that they do so; or
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tip or otherwise disclose to any other person any material nonpublic information concerning another company which he or she learned in the course of his or her service as a Director, employee or agent of the Company if such person may misuse that information, such as by purchasing or selling securities of such other company or tipping that information to others.
(b)
Exceptions. The prohibitions in Sections 2.2(a) and 2.3 on purchases, sales and donations of Company securities do not apply to:
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exercises of stock options or other equity awards or the surrender of shares to the Company in payment of the exercise price or in satisfaction of any tax withholding obligations, in each case in a manner permitted by the applicable equity award agreement; provided, however, that the securities so acquired may not be sold (either outright or in connection with a “cashless” exercise transaction through a broker) while the employee, Director or Designated Agent is aware of material nonpublic information or during an applicable blackout period (as defined in Section 2.3(b));
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acquisitions or dispositions of Company common stock under the Company’s 401(k) or other individual account plan that are made pursuant to standing instructions, in a form approved by the Company, that are not entered into or modified while the employee, Director or Designated Agent is aware of material nonpublic information or during an applicable blackout period;

CONFIDENTIAL: This document is proprietary, and its contents are the exclusive property of Dyne Therapeutics Inc.

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other purchases of securities from the Company (including purchases under the Company’s employee stock purchase plan pursuant to instructions, in a form approved by the Company) or sales of securities to the Company; provided, however, that if the transaction involves the exercise of stock options or other equity awards, the transaction must be permitted by the first bullet above;
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bona fide gifts that are approved in advance by the Company;
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purchases, sales or donations made pursuant to a binding contract, written plan or specific instruction which satisfies the applicable affirmative defense conditions of Rule 10b5-1(c), including as applicable the requirements applicable to an eligible sell-to-cover transaction as defined in Rule 10b5-1(c)(1)(ii)(D)(3), or for which the affirmative defense is available under Rule 10b5-1(c) because such plan was adopted prior to February 27, 2023, met the affirmative defense conditions in effect at the time of adoption, and was not modified or changed on or after February 27, 2023 (a “trading plan”); provided such trading plan: (1) is in writing and (2) was submitted to the Company for review prior to its adoption; and
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purchases, sales or donations made pursuant to a binding contract, written plan or specific instruction which satisfies the definition of a “non-Rule 10b5-1 trading arrangement” as such term is defined in Item 408(c) of Regulation S-K, provided such non-Rule 10b5-1 trading arrangement: (1) is in writing and (2) was submitted to the Company for review prior to its adoption.
(c)
Application of Policy After Cessation of Service. If a person ceases to be a Director or employee of the Company, or a Designated Agent ceases to serve as an agent of the Company, at a time when he or she is aware of material nonpublic information concerning the Company, the prohibition on purchases, sales or donations of Company securities in Section 2.2(a) shall continue to apply to such person until that information has become public or is no longer material.
2.3
Blackout Periods.
(a)
Regular Blackout Periods. Except as provided in Section 2.2(b), no person or entity covered by this Section 2 may purchase, sell or donate any securities of the Company during the period beginning on the 15th calendar day following the most recently ended fiscal quarter and ending upon the completion of the second full trading day after the public announcement of earnings for such quarter (a “regular blackout period”).

CONFIDENTIAL: This document is proprietary, and its contents are the exclusive property of Dyne Therapeutics Inc.

(b)
Corporate News Blackout Periods. The Company may from time to time notify Directors, executive officers and other specified employees and Designated Agents that an additional blackout period (a “corporate news blackout period”) is in effect in view of significant events or developments involving the Company. In such event, except as provided in Section 2.2(b), no such individual may purchase, sell or donate any securities of the Company during such corporate news blackout period or inform anyone else that a corporate news blackout period is in effect. (In this policy, regular blackout periods and corporate news blackout periods are each referred to as a “blackout period.”)
(c)
Awareness of Material Non-Public Information when a Blackout Period is Not in Effect. Even if no blackout period is then in effect, if a person is aware of material nonpublic information the prohibitions contained in Section 2.2(a) apply.
2.4
Prohibition on Pledges. No person or entity covered by this Section 2 may purchase Company securities on margin, borrow against Company securities held in a margin account, or pledge Company securities as collateral for a loan. However, an exception may be granted in extraordinary situations where a person wishes to pledge Company securities as collateral for a loan (other than a margin loan) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. Any person who wishes to pledge Company securities as collateral for a loan must submit a request for approval to the Chief Executive Officer. In addition, any such request by a director or executive officer must also be reviewed and approved by the Audit Committee.
2.5
Prohibition on Short Sales, Derivative Transactions and Hedging Transactions. No person or entity covered by this Section 2 may engage in any of the following types of transactions with respect to Company securities:
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short sales, including short sales “against the box”; or
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purchases or sales of puts, calls or other derivative securities; or
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purchases of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company securities.
2.6
Partnership Distributions. Nothing in this policy is intended to limit the ability of a venture capital partnership or other similar entity with which a Director is affiliated to distribute Company securities to its partners, members or other similar persons. It is the responsibility of each affected Director and the affiliated entity, in consultation with their own counsel (as appropriate), to determine the timing of any distributions, based on all relevant facts and circumstances and applicable securities laws.
2.7
Underwritten Public Offering. Nothing in this policy is intended to limit the ability of any person to sell Company securities as a selling stockholder in an underwritten public offering pursuant to an effective registration statement in accordance with applicable securities law.

CONFIDENTIAL: This document is proprietary, and its contents are the exclusive property of Dyne Therapeutics Inc.

3.
ADDITIONAL PROHIBITIONS APPLICABLE TO DIRECTORS, EXECUTIVE OFFICERS AND DESIGNATED EMPLOYEES
3.1
Covered Persons. This Section 3 applies to:
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all Directors;
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all executive officers;
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such other employees as are designated from time to time by the Board of Directors, Chief Executive Officer, senior legal officer, if any, principal financial officer, or senior compliance officer, if any, as being subject to this Section 3 (the “Designated Employees”);
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all family members of Directors, executive officers and Designated Employees who share the same address as, or are financially dependent on, the Director, executive officer or Designated Employee and any other person who shares the same address as the Director, executive officer or Designated Employee (other than (x) an employee or tenant of the Director, executive officer or Designated Employee or (y) another unrelated person whom the Chief Executive Officer determines should not be covered by this policy); and
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all corporations, limited liability companies, partnerships, trusts or other entities controlled by any of the above persons, unless the entity has implemented policies or procedures designed to ensure that such person cannot influence transactions by the entity involving Company securities.
3.2
Notice and Pre-Clearance of Transactions.
(a)
Pre-Transaction Clearance. No person or entity covered by this Section 3 (a “Pre-Clearance Person”) may purchase, sell, donate, transfer or otherwise acquire or dispose of securities of the Company, either directly or indirectly, other than in a transaction permitted under Section 2.2(b), without first obtaining written pre-clearance of the transaction from the Company’s Chief Executive Officer, senior legal officer, if any, or principal financial officer, or senior compliance officer, if any, or a person designated by the Chief Executive Officer (collectively, the “Pre-Clearance Approvers”). If any Pre-Clearance Approver is required to obtain pre-clearance for a transaction hereunder, the pre-clearance must be provided by one of the other Pre-Clearance Approvers. A request for pre-clearance shall be made in the manner specified by the Company, should be made at least two business days in advance of the proposed transaction and should include the identity of the Pre-Clearance Person, the type of proposed transaction (for example, an open market purchase, a privately negotiated sale, an option exercise, etc.), the proposed date of the transaction and the number of shares or options to be involved. In addition, the Pre-Clearance Person must provide a certification (in the form approved by the Chief Executive Officer) that he, she or it is not aware of material nonpublic information about the Company, or request pre-clearance in accordance with such other procedures as the Pre-Clearance Approvers may designate from time to time. The Pre-Clearance Approvers shall have sole discretion to decide whether to clear any contemplated transaction.

CONFIDENTIAL: This document is proprietary, and its contents are the exclusive property of Dyne Therapeutics Inc.

The Company will endeavor to make a decision with respect to pre-clearance within two business days of any request, but undertakes no obligation to do so. All trades that are pre-cleared must be effected within three business days of receipt of the pre-clearance unless a longer or shorter period has been specified by the Pre-Clearance Approvers. A pre-cleared trade (or any portion of a pre-cleared trade) that has not been effected during the three business day period must be pre-cleared again prior to execution. Notwithstanding receipt of pre-clearance, if the Pre-Clearance Person becomes aware of material non-public information or becomes subject to a blackout period before the transaction is effected, the transaction may not be completed.
(b)
Post-Transaction Notice. Each person or entity covered by this Section 3 who is subject to reporting obligations under Section 16 of the Exchange Act shall also notify the principal financial officer or the principal accounting officer (or his or her designee) of the occurrence of any purchase, sale, donation, transfer or other acquisition or disposition of securities of the Company as soon as possible following the transaction, but in any event within one business day after the transaction. Such notification may be oral or in writing (including by e-mail) and should include the identity of the covered person, the type of transaction, the date of the transaction, the number of shares involved, the purchase or sale price, and whether the transaction was effected pursuant to a contract, instruction or written plan that is intended either to satisfy the affirmative defense conditions of Rule 10b5-1(c) or to constitute a non-Rule 10b5-1 trading arrangement (as defined in Item 408(c) of Regulation S-K).
(c)
Deemed Time of a Transaction. For purposes of this Section 3.2, a purchase, sale, donation, transfer or other acquisition or disposition shall be deemed to occur at the time the person becomes irrevocably committed to it (for example, in the case of an open market purchase or sale, this occurs when the trade is executed, not when it settles).
4.
REGULATION BTR

If the Company is required to impose a “pension fund blackout period” under Regulation BTR, each Director and executive officer shall not, directly or indirectly sell, purchase or otherwise transfer during such blackout period any equity securities of the Company acquired in connection with his or her service as a director or officer of the Company, except as permitted by Regulation BTR.

5.
penalties for VIOLATION

Violation of any of the foregoing rules is grounds for disciplinary action by the Company, including termination of employment or other service. In addition to any disciplinary actions the Company may take, insider trading can also result in administrative, civil or criminal proceedings which can result in significant fines and civil penalties, being barred from service as an officer or director of a public company, or imprisonment.

CONFIDENTIAL: This document is proprietary, and its contents are the exclusive property of Dyne Therapeutics Inc.

6.
company assistance and EDUCATION
6.1
Education. The Company shall take reasonable steps designed to ensure that all Directors and employees of the Company and all Designated Agents are educated about, and periodically reminded of, the federal securities law restrictions and Company policies regarding insider trading.
6.2
Assistance. The Company shall provide reasonable assistance to all Directors and executive officers, as requested by such Directors and executive officers, in connection with the filing of Forms 3, 4 and 5 under Section 16 of the Exchange Act. However, the ultimate responsibility, and liability, for timely filing remains with the Directors and executive officers.
6.3
Limitation on Liability. None of the Company, the Pre-Clearance Approvers or the Company’s other employees will have any liability for any delay in reviewing, or refusal of, a trading plan submitted pursuant to Section 2.2(b), a request for pre-clearance submitted pursuant to Section 3.2(a) or a request to allow a pledge submitted pursuant to Section 2.4. Notwithstanding any review of a trading plan pursuant to Section 2.2(b) or pre-clearance of a transaction pursuant to Section 3.2(a), none of the Company, the Pre-Clearance Approvers or the Company’s other employees assumes any liability for the legality or consequences of such trading plan or transaction to the person engaging in or adopting such trading plan or transaction.

My signature below indicates that I am aware of this Insider Trading Policy and understand that I am responsible for being aware of and complying with its contents.

Employee Signature:______________________________________

Printed Name: ___________________________________________

Date: __________________________________________________

CONFIDENTIAL: This document is proprietary, and its contents are the exclusive property of Dyne Therapeutics Inc.